Exhibit (h)(4)

                 Form of Reimbursement Agreement
               Diversified Investment Advisors, Inc.

                                                           May 1, 1999

The Diversified Investors Funds Group
Four Manhattanville Road
Purchase, New York 10577

Ladies and Gentlemen:

     As you know, we and certain of our affiliates currently provide administrative, distribution, transfer agency and other services to the several series of The Diversified Investors Funds Group (the "Trust"). We hereby agree with the Trust that for each class of shares of each series of the Trust listed on Schedule 1 to this letter, we will reimburse that series for all expenses (other than Excluded Expenses, as defined below) payable by that series for each such class described in the Trust's Registration Statement on Form N-1A as filed with the Securities and Exchange Commission, as in effect from time to time, to the extent necessary so that the series' aggregate expenses for each such class, net of waivers, would not exceed on a per annum basis the percentage of average daily net assets specified for that series on Schedule 1. Reimbursement of each series' expenses will be made monthly.

     Excluded Expenses means (a) interest expense, (b) brokerage commissions,
(c) any and all extraordinary, non-recurring expenses, such as expenses of litigation, and (d) any and all expenses related to the organization of a particular series.

     The agreements in this letter shall take effect on the date hereof, and shall remain in effect as to each series on Schedule 1 until the earlier to occur of (i) the undersigned ceasing to serve as the investment adviser of the underlying master fund (or series thereof) in which that series invests, or
(ii) the date specified opposite that series on Schedule 1.

     Please sign below to confirm your agreement with the terms of this letter.

                                      Sincerely,

                                      Diversified Investment Advisors, Inc.


                                      By: ----------------------------------
                                          Title:


Agreed:
The Diversified Investors Funds Group

By: ----------------------------------
    Title:

                                                                Schedule 1

---------------------- ---------------------------------------- -------------
                                Expense Caps by Class
                       ------------- ---------- ---------------
      Series                          Stephens     Stephens      Termination
                        Diversified   Premium    Institutional       Date
---------------------- ------------- ---------- --------------- -------------
   Money Market
       Fund
---------------------- ------------- ---------- --------------- -------------
   High Quality
     Bond Fund
---------------------- ------------- ---------- --------------- -------------
 Int. Gov't. Bond
       Fund
---------------------- ------------- ---------- --------------- -------------
 Gov't/Corp. Bond
       Fund
---------------------- ------------- ---------- --------------- -------------
  High-Yield Bond
       Fund
---------------------- ------------- ---------- --------------- -------------
     Balanced
       Fund
---------------------- ------------- ---------- --------------- -------------
   Equity Income
       Fund
---------------------- ------------- ---------- --------------- -------------
   Equity Value
       Fund
---------------------- ------------- ---------- --------------- -------------
  Growth & Income
       Fund
---------------------- ------------- ---------- --------------- -------------
   Equity Growth
       Fund
---------------------- ------------- ---------- --------------- -------------
  Special Equity
       Fund
---------------------- ------------- ---------- --------------- -------------
Aggressive Equity
       Fund
---------------------- ------------- ---------- --------------- -------------
Internat'l Equity
       Fund
---------------------- ------------- ---------- --------------- -------------
 Stephens Select
   Equity Fund
---------------------- ------------- ---------- --------------- -------------
     Stephens
   Intermediate
     Bond Fund
---------------------- ------------- ---------- --------------- -------------